Exhibit 32.1

CERTIFICATION PURSUANT TO THE SARBANES-OXLEY ACT 18 U.S.C. SECTION 1350 AS

ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter Toscano, Chief Executive Officer, Principal Operating Officer and Chairman of the Board of Directors of U.S. Precious Metals, Inc. (the "Company"), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. This Annual Report on 10-KSB of the Company for the period ended May 31, 2006 as filed with the Securities and Exchange Commission (the "report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 12, 2006.

/s/ Peter Toscano _________________________________________ Peter Toscano (Chief Executive Officer, Principal Operating Officer and Chairman of the Board of Directors)